SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549


                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  December 5, 1995

              Commission File Number    0-14973



                           UNICO, INC.
     (Exact name of registrant as specified in its charter)


               New Mexico                                    85-0270072
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)


         1921 Bloomfield Blvd.,   Farmington, New Mexico    87401
       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code    (505) 326-2668

ITEM 5. OTHER EVENTS

(a) With respect to the legal proceeding reported under Item 3(a) of Form 10-K filed by The Registrant on May 26, 1995, Sand Creek Chemical Ltd., a partnership of which the Registrant, through one of it's subsidiaries, is the Managing General Partner, has executed a settlement agreement with CDK Contracting Inc., etal, regarding all filed and pending claims in connection with the matter. Under the Agreement, which was executed on December 5, 1995, all pending legal actions and claims by all parties to the litigation have been withdrawn. Specific details of the Agreement are confidential and accordingly, a copy of the Agreement will not be filed as part of this Form 8-K.

The proceeds of the settlement will be used by SCCLP to retire all outstanding term debt and accrued attorney fees due to GECC in accordance with the various operative agreements between SCCLP and GECC. In addition, cash distributions will be made to individual partners for income tax liabilities which will arise as a result of the settlement. Any remaining proceeds will be applied to certain cash reserves and distributed in accordance with the various partnership agreements with GECC. A full analysis of the impact, of the settlement and distribution ofproceeds relative to the financial statements of the Registrant, has not as yet been performed.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) No exhibits have been filed as part of this Form 8-k.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                            UNICO, INC.
                           (Registrant)



Date: December 7, 1995

By  Rick L. Hurt

Rick L. Hurt
Controller, Secretary,
Treasurer and Director